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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  ___________

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (date of earliest event reported): July 10, 2000


                             BRE PROPERTIES, INC.
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            (Exact name of registrant as specified in its charter)


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
          Maryland                              0-5305                      94-1722214
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(State or other jurisdiction of       (Commission File Number)           (I.R.S. Employer
        Incorporation)                                                 Identification Number)
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       44 Montgomery Street, 36/th/ Floor, San Francisco, CA 94104-4809
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              (Address of principal executive offices) (Zip Code)

                                 415-445-6530
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             (Registrants' telephone number, including area code)

                                      n/a
         ------------------------------------------------------------
         (former name or former address, if changed since last report)

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ITEM 5  OTHER EVENTS.

     On July 10, 2000, we and BRE Properties Investors LLC entered into a purchase and sale agreement with G&I III Residential One LLC, pursuant to which we and BRE Properties Investors LLC agreed to sell 4,909 stabilized apartment units in 22 apartment communities in Tucson, Albuquerque, Las Vegas and Phoenix for $280 million in the form of approximately $260 million in cash and the assumption of approximately $20 million in mortgage debt. It is anticipated that G&I III Residential One LLC will assign its rights and obligations under the purchase and sale agreement to G&I III Residential Portfolio LLC, and that we will invest approximately $12 million of the cash proceeds from the sale in a joint venture in which G&I III Residential Portfolio LLC will have an approximate 85% equity interest and we will have an approximate 15% equity interest. We intend to provide fee management services for the properties at market rates through our third-party management subsidiary, Alliance Property Management.

     Initially, we intend to use funds that had been earning approximately 9% while invested in the apartment communities to pay down variable debt under our line of credit that carries a current average rate of 7.25%. Until we reinvest the transaction proceeds, we anticipate that there will be a short-term dilutive impact on our funds from operations, or FFO. FFO is defined by the National Association of real estate investment trusts as net income or loss (computed in accordance with generally accepted accounting principles) excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and therefore should not be considered a substitute for net income as a measure of results of operations or for cash flow from operations as a measure of liquidity. Additionally, the application and calculation of FFO by other real estate investment trusts may vary materially from our application and calculation of FFO, and therefore our FFO and the FFO of other real estate investment trusts may not be directly comparable. Over the next several quarters, we plan to reinvest some or all of the proceeds in the development and acquisition of identified properties. We expect that the timing impact of our reinvestment of the proceeds will decrease our FFO per share by approximately $0.03-$0.04 per share in the second half of 2000. In connection with the transaction, we will record a one-time loss on the sale, for GAAP accounting purposes, of approximately $35 million in the third quarter of 2000.

     The closing of the transaction is subject to customary closing conditions. Although there can be no assurance, we expect the transaction to close with respect to 19 of the apartment communities during September 2000 and with respect to the remaining three before December 31, 2000. A copy of the purchase and sale agreement is filed as Exhibit 2.1 to this report and incorporated by reference in this report. The description of the purchase and sale agreement set forth in this report does not purport to be complete and is qualified in its entirety by the provisions of the purchase and sale agreement.

     This report contains forward-looking statements, such as those pertaining to the closing of the sale of the properties, our anticipated proceeds, the use of those proceeds, our future investments, our future earnings, impact of the transaction on our net income, our participation in

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a joint venture and management of the properties. These statements are based on our current expectations and judgment. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. Actual results and future events could vary materially from those set forth in the forward-looking statements as a result of various factors including the failure of the property sale to close with respect to one or more properties, a delay in the closing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, the cost of borrowing, the rate of return on investment in new properties, interest rates and operating costs, future earnings, competitive factors, legislative or other regulatory conditions, defaults or nonrenewals of leases, failure to obtain necessary outside financing, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, increases in real property tax rates, general economic trends including income tax laws, governmental regulation, legislation, population changes, and other factors described under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)   Exhibits:

  Exhibit
  Number               Description
  ------               -----------

   2.1 Purchase and Sale Agreement, dated July 10, 2000, by and among G & I III Residential One LLC, BRE Properties, Inc. and BRE Properties Investors LLC (with certain exhibits omitted)

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BRE Properties, Inc.


Date:  September 7, 2000               By:   /s/ Edward Lange
                                           ---------------------
                                             Edward Lange
                                             Executive Vice President and
                                             Chief Financial Officer

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                                 EXHIBIT INDEX


  Exhibit
    No.        Description
  -------      -----------

   2.1 Purchase and Sale Agreement, dated July 10, 2000, by and among G & I III Residential One LLC, BRE Properties, Inc. and BRE Properties Investors LLC (with certain exhibits omitted)

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